Exhibit 10.1
AMENDMENT NO. 1 TO EXECUTIVE SEVERANCE AND VESTING ACCELERATION AGREEMENT
THIS AMENDMENT NO. 1 TO EXECUTIVE VESTING AND SEVERANCE AGREEMENT (this “Amendment”), dated as of _____, 2015, is entered into by and between The Rubicon Project, Inc. (the “Company”), and [EXECUTIVE NAME] (“Executive”).
The Company and Executive are currently parties to an Executive Vesting and Severance Agreement dated as of __________, 2013 (the “Original Agreement”).
The undersigned desire to enter into this Amendment to amend the Original Agreement to provide certain additional accelerated vesting and severance pay under certain circumstances in connection with a termination of Executive’s employment.
1.Amendment to Section 2(b)(i). Section 2(b)(i) of the Original Agreement is hereby amended and restated in its entirety to read as follows:
“(i)    12 Months Salary Severance. The Company shall pay to Executive an amount equal to twelve months of Executive’s Base Salary, payable in substantially equal installments in accordance with the Company’s normal payroll practices during the twelve-month period following the Termination Date (the “Salary Severance”), provided, however, that no payments under this Section 2(b)(i) shall be made prior to the Company’s first regularly scheduled payroll date occurring on or after the 60th day following the Date of Termination (the “First Payment Date”) and any amounts that would otherwise have been paid pursuant to this Section 2(b)(i) prior to the First Payment Date shall instead be paid on the First Payment Date (without interest thereon).”
2.    Amendment to Section 2(b)(iv). Section 2(b)(iv) of the Original Agreement is hereby amended as follows:
(a)    The heading of Section 2(b)(iv) is hereby amended and restated to read as follows:
“(ii)    12 Months Vesting Acceleration and Exercise Term Extension.”
(b)    Section 2(b)(iv)(A)(1) of the Original Agreement is hereby amended and restated in its entirety to read as follows:
“(1)    Any Equity Interest that would have otherwise vested in accordance with its terms, absent termination of employment, during the 365-day period immediately following the Date of Termination (the “Acceleration Period”).”
3.    Amendment to Section 2(c)(i). Section 2(c)(i) of the Original Agreement is hereby amended and restated as follows:

“(i)    12 Months Salary Severance. The Salary Severance shall be an amount equal to the sum of (1) twelve months of Executive’s Base Salary and (2) the Target Bonus. Such aggregate amount shall be payable over the twelve months following the Date of Termination in accordance with Section 2(b)(i) above;”
4.    Amendment to Section 2(d). Section 2(d) of the Original Agreement is hereby amended and restated as follows:
“(d)    Death or Disability. If Executive’s employment is terminated for Death or Disability prior to the consummation of a Sale Transaction, Executive will be entitled to all of the payments and benefits set forth in Section 2(b) above on the terms and conditions provided therein. If Executive’s employment is terminated as a result of Death or Disability following the consummation of a Sale Transaction, Executive will be entitled to all of the payments and benefits set forth in Section 2(c) above on the terms and conditions provided therein.”
5.    Miscellaneous.
(a)    No Other Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Original Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. All references to “Agreement” in the Original Agreement shall be to the Original Agreement, as amended by this Amendment, and as it may be further amended or otherwise modified from time to time in accordance with its terms.
(b)    Governing Law. The validity, interpretation, construction and performance of this Amendment shall be governed by the laws of the State of California without regard to its conflicts of law principles.
(c)    Counterparts. This Amendment may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.
(d)    Section Headings. The section headings in this Amendment are for convenience of reference only, and they form no part of this Amendment and will not affect its interpretation.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Executive Severance and Vesting Acceleration Agreement effective the date first above written.

THE COMPANY:

The Rubicon Project, Inc.

By:_______________________________________

Name: _________________________________

Title: __________________________________

EXECUTIVE

___________________________________________ [EXECUTIVE NAME]